UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 15, 2021

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street San Francisco, CA 94103-1410
(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	DLB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2021, Dolby Laboratories, Inc. (the “Company”) appointed Robert J. Park, age 51, as Senior Vice President and Chief Financial Officer. Prior to his appointment, Mr. Park served as Chief Financial Officer of BlueJeans by Verizon, a cloud-based enterprise video conferencing and communications company, since April 2016. Mr. Park holds a B.S. degree in Business Administration with a concentration in accounting from California Polytechnic State University, San Luis Obispo.

In connection with his appointment as Chief Financial Officer, the Company entered into an offer letter with Mr. Park which provides for, among other things, (i) a base salary of $475,000; (ii) annual bonus eligibility with a target amount of 65% of base salary under the Company’s Executive Bonus Plan (prorated for his year of hire); (iii) a sign-on bonus of $400,000, subject to repayment upon resignation (other than for good reason) or termination for cause within 24 months of receiving the payment; and (iv) one-time new hire stock option and restricted stock unit (“RSU”) awards under the Company’s 2020 Stock Plan (the “Plan”) in an amount based on a target grant date fair value of $4,100,000 allocated as follows: 75% of the target grant value will be awarded in the form of RSUs and 25% of the target grant value will be awarded in the form of stock options. Mr. Park will enter into the Company’s standard form of Indemnification Agreement and will be eligible to participate in other benefits generally available to employees of the Company.

Other than the offer letter, there are no arrangements or understandings between Mr. Park and any other persons pursuant to which he was appointed as the Chief Financial Officer of the Company. There are no family relationships between Mr. Park and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Park pursuant to Item 404(a) of Regulation S-K.

The Company previously announced that on May 1, 2021, Lewis Chew, Executive Vice President and Chief Financial Officer of the Company notified the Company of his anticipated retirement prior to the end of calendar year 2021. On October 15, 2021, the Company entered into an Advisory Agreement (the “Agreement”) with Mr. Chew. Pursuant to the terms of the Agreement, Mr. Chew ceased to serve as Chief Financial Officer effective as of the appointment of Mr. Park and will provide transitional and advisory services to the Company until December 20, 2021.

Under the Agreement, Mr. Chew will receive an annual base salary of $342,000 through December 20, 2021, and he will remain eligible for his preestablished annual bonus under the 2021 Dolby Executive Bonus Plan, contingent upon his continued employment through the date the bonus is paid. For the duration of his services to the Company, Mr. Chew will continue to receive standard Company-sponsored benefits and his outstanding equity awards will continue to vest in accordance with their terms. A copy of the Agreement as required pursuant to Item 601 of Regulation S-K is expected to be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ended December 31, 2021.

Item 7.01.	Regulation FD Disclosure.

On October 15, 2021, the Company issued a press release, furnished as Exhibit 99.1, announcing the events described in Item 5.02 above.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Dolby Laboratories, Inc. dated October 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ ANDY SHERMAN
Andy Sherman
Executive Vice President, General Counsel and Corporate Secretary

Date: October 15, 2021